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                                                                     Exhibit 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES.

      The following is a list of Mittal Steel Company N.V.'s material subsidiaries as of December 31, 2004, each wholly or majority owned directly or indirectly through intermediate holding companies:


      -     Mittal Steel Annaba, incorporated in Algeria;

      -     Mittal Steel Tebessa, incorporated in Algeria;

      -     RZR Ljubija, incorporated in Bosnia and Herzegovina;

      -     Mittal Steel Zenica, incorporated in Bosnia and Herzegovina;

      -     Mittal Canada, incorporated in Canada;

      -     Mittal Steel Ostrava, incorporated in the Czech Republic;

      -     Mittal Steel Marketing, incorporated in the United Arab Emirates.

      -     Mittal Steel Gandrange, incorporated in France;

      -     Trefileurope, incorporated in France;

      -     Mittal Steel Hamburg, incorporated in Germany;

      -     Mittal Steel Ruhrort, incorporated in Germany;

      -     Mittal Steel Hochfeld, incorporated in Germany;

      -     Mittal Steel Temirtau, incorporated in Kazakhstan;

      -     Mittal Steel Europe, incorporated in Luxembourg;

      -     Mittal Steel Skopje, incorporated in Macedonia;

      -     Mittal Steel Lazaro Cardenas, incorporated in Mexico;

      -     Mittal Steel Poland, incorporated in Poland;

      -     Mittal Steel Galati, incorporated in Romania;

      -     Mittal Steel Roman, incorporated in Romania;

      -     Mittal Steel Iasi, incorporated in Romania;

      -     Mittal Steel Hunedoara, incorporated in Romania;

      -     Mittal Steel South Africa, incorporated in South Africa;

      -     Mittal Steel Point Lisas, incorporated in Trinidad and Tobago;

      -     Ispat Inland, incorporated in the United States; and

      -     Mittal Steel Holdings N.V., incorporated in the Netherlands
            Antilles.